UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025 (March 21, 2025)

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CLOUDASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-42494	87-0690564
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Hamilton Road
Palo Alto, California		94301
(Address of principal executive offices)		(Zip Code)

(650) 644-4160

 Registrant’s telephone number, including area code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Class A common stock	CSAI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 21, 2025, Cloudastructure, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement” or “Equity Financing”) with one of our existing investors, Streeterville Capital, LLC (the “Streeterville”), pursuant to the terms of which we have agreed to issue and sell to Streeterville up to $40,000,000 (the “Commitment Amount”) of newly designated Series 2 Convertible Preferred Stock, par value $0.0001 per share (the “Series 2 Preferred”), at a price of $1,000 per share, which Series 2 Preferred are convertible into shares of our Class A common stock, par value $0.0001 per share (the “Class A common stock”), on the terms and subject to the limitations and conditions set forth in the Certificate of Designations of Preferences and Rights of Series 2 Convertible Preferred Stock (the “Certificate of Designations”), that we filed with the Secretary of State of the State of Delaware on March 24, 2025.

Pursuant to the terms of the Securities Purchase Agreement we will seek stockholder approval of the Equity Financing within 180 days of the Closing Date (as hereinafter defined), including approval of the issuance of Class A common stock upon conversion of the Series 2 Preferred (the “Conversion Shares” and, together with the Series 2 Preferred, the “Securities”) in excess of the requirements of Nasdaq Stock Market (“Nasdaq”) Rule 5635(d) (the “Approval”). We also agreed to file a registration statement registering at least 8,000,000 Conversion Shares within 20 days of the filing of our annual report on Form 10-K (the “Registration Statement”) and to maintain the effectiveness of the Registration Statement for so long as Streeterville owns any Securities (the “Registration Obligation”). Concurrently with the Securities Purchase Agreement, we entered into a customary Registration Rights Agreement with Streeterville (the “Registration Rights Agreement”), further detailing the Registration Obligation.

On March 25, 2025 (the “Closing Date”), at the initial closing of the Equity Financing, we issued and sold 4,500 shares of Series 2 Preferred to Streeterville, for an aggregate purchase price of $4,500,000 (the “Initial Closing”). The Company intends to use the proceeds from the Initial Closing for general corporate and working capital purposes.

Following the Initial Closing, for the period commencing on the Closing Date and ending on the earlier of (i) two years from the Closing Date, and (ii) the date on which we have sold the aggregate Commitment Amount (the “Commitment Period”), we may at any time and from time to time, subject to the Conditions Precedent (as hereinafter defined), request that Streeterville purchase additional Series 2 Preferred in an amount (i) greater than $250,000, and (ii) less than (x) $2,000,000, minus (y) the aggregate Stated Value (as hereinafter defined) of all outstanding Series 2 Preferred as of the measurement date (the “Preferred Share Outstanding Balance”).

Streeterville’s obligation to purchase additional Series 2 Preferred is subject to a number of conditions precedent (the “Conditions Precedent”) set forth in the Securities Purchase Agreement, including, without limitation, that (i) we have received the Approval, (ii) the Registration Statement is effective, (iii) the Preferred Share Outstanding Balance is less than $3,000,000, (iv) our 20-day and 60-day median and average daily trading volume is greater than or equal to $500,000 per day, (iv) our market capitalization is greater than or equal to $25,000,000, and (v) our stockholders’ equity is at least $3,000,000.

The Securities Purchase Agreement also provides that, during the period commencing on the Closing Date and ending on the earlier of (i) two years from the Closing Date, and (ii) the date on which Streeterville no longer holds any Preferred Stock (as hereinafter defined), Streeterville will have the right, but not the obligation, to purchase up to $4,000,000 in shares of Series 2 Preferred or our Series 1 Convertible Preferred Stock, par value $0.0001 per share (the “Series 1 Preferred” and, together with the Series 2 Preferred, the “Preferred Stock”), in one or more tranches (of at least $100,000) at its election (the “Reinvestment Right”). The Reinvestment Right supersedes and replaces the reinvestment right granted to Streeterville in connection with its prior purchase of Series 1 Preferred.

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In addition, during the period commencing on the Closing Date and ending six months after Streeterville no longer holds any Preferred Stock or is not otherwise owed any obligation by us, it will have the right, at its discretion, to participate in up to 30% of the amount sold in any debt or equity financing that we consummate (the “Participation Right”). The Participation Right supersedes and replaces the participation right granted to Streeterville in connection with its prior purchase of Series 1 Preferred.

Each of the Securities Purchase Agreement and Registration Right Agreement contains customary representations, warranties, covenants and agreements of the parties, and customary indemnification obligations of the Company.

The foregoing description of the Securities Purchase Agreement and Registration Right Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and Registration Right Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Series 2 Convertible Preferred Stock

The following is a description of the principal terms of the Series 2 Preferred, which are set forth in the Certificate of Designations.

Authorized Shares; Stated Value. We are authorized to issue up to 40,000 shares of Series 2 Preferred, with each share having a stated value of $1,111, subject to an automatic 10% increase upon the occurrence of an Event of Default (as defined in the Certificate of Designations) (the “Stated Value”).

Ranking. Except as otherwise set forth in the Certificate of Designations, the Preferred Stock rank equally (including with respect to dividends and distributions, and upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation Event”)) and are identical in all respects, and, unless the holders of at least a majority of the outstanding Preferred Stock, voting together as a single class, expressly consent to the creation of capital stock that is pari passu in rank, all other shares of capital stock of the Company will be junior in rank.

Preferred Return. The Series 2 Preferred accrues a 9.5% per annum rate of return on the Stated Value (the “Preferred Return”) from date of issuance (the “Issuance Date”). The Preferred Return is payable on a quarterly basis either in cash or via the issuance of additional shares of Series 2 Preferred, at our discretion. Following an Event of Default, the Preferred Return increases to 15% per annum until such Event of Default has been cured.

Liquidation Preference. In the event of a Liquidation Event or Deemed Liquidation Event (as hereinafter defined), the Series 2 Preferred will be paid an amount equal to (i) the Stated Value at such time, plus (ii) any accrued and unpaid Preferred Return (the “Series 2 Preferred Liquidation Amount”), prior to any payments being made to the holders of our Class A common stock. Following payment of the Series 2 Preferred Liquidation Amount, the Series 2 Preferred will not participate in the distribution of any remaining assets of the Company.

A “Deemed Liquidation Event” will occur (i) if we merge or consolidate with another entity and our stockholders immediately prior to such transaction do not continue to hold a majority of the voting power immediately after such transaction, or (ii) if we sell, lease, transfer, exclusively license or otherwise dispose of all or substantially all of our assets.

Conversion Rights. The Series 2 Preferred is convertible at any time at Streeterville’s option into (i) the number of shares of Series 2 Preferred being converted multiplied by their then Stated Value (the “Conversion Amount”), divided by (ii) the Conversion Price (as hereinafter defined).

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Prior to a Trigger Event (as hereinafter defined) or an Event of Default the conversion price (“Conversion Price”) is $10.00 per share of Class A common stock, subject to adjustment if we issue Class A common stock or rights to receive Class A common stock at a lower price (the “Fixed Conversion Price”). Following a Trigger Event or Event of Default the Conversion Price is the lesser of the (i) Fixed Conversion Price, and (ii) greater of (x) 88% multiplied by the lowest daily volume weighted average price of our Class A common stock during the eight business day period prior to the measurement date, and (y) the 20% of the “Minimum Price” as defined in Nasdaq Rule 5635 calculated as of the most recent Series 2 Preferred Issuance Date.

A “Trigger Event” will occur (i) upon our receipt of a letter of noncompliance from Nasdaq, (ii) upon our average market capitalization during any three business day period following April 1, 2025 falling below $125,000,000, and (iii) in any quarter beginning with the first calendar quarter of 2025 where (x) our stockholder equity is less than $2,500,000, (y) we incur a net loss greater than $1,000,000, or (z) our net sales are less than $500,000.

Ownership Limitation. No conversion of Series 2 Preferred will be effected to the extent it would cause Streeterville alone, without aggregating with its affiliates, to beneficially own greater than 4.99%, and together, with its affiliates, to beneficially own greater than 9.99%, of our Class A common stock.

Company Optional Redemption. Any time six months after the earlier of: (i) the effective date of the Registration Statement, and (ii) the date on which the Conversion Shares are eligible for resale pursuant to Rule 144 under the Securities Act, we may elect to redeem all or any portion of the Series 2 Preferred outstanding by paying an amount in cash equal to the Series 2 Preferred Liquidation Amount multiplied by 115% (the “Redemption Price”).

Dividends and Distributions. The Series 2 Preferred are not entitled to participate in any dividends, distributions or payments to the holders of our Class A common stock.

Voting Rights. Except as otherwise provided in the Certificate of Designations, Series 2 Preferred will vote on an as-converted basis with our Class A common stock; provided, that, in no event will a holder of Series 2 Preferred, together with its affiliates, be entitled to vote more than 4.99% of our outstanding voting shares as of the applicable record date.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is filed as Exhibits 3.1 hereto and is incorporated herein by reference.

Placement Agency Agreement

We also entered into a Placement Agency Agreement, dated March 21, 2025 (the “Placement Agency Agreement”), with Maxim Group LLC (“Maxim”), pursuant to the terms of which Maxim will act as our exclusive placement agent on a “reasonable best efforts basis” in connection with the Equity Financing, and for which we will pay Maxim a cash fee, immediately upon each closing, equal to 7% of the aggregate gross proceeds raised in the Equity Financing, and will reimburse Maxim for reasonable out-of-pocket expenses in an amount not to exceed an aggregate of $10,000.

The Placement Agency Agreement contains customary representations, warranties and agreements of the parties, and customary indemnification obligations of the Company.

The foregoing description of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, which is filed as Exhibits 10.3 hereto and is incorporated herein by reference.

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Item 3.02. Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

The Series 2 Preferred has not been registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Item 8.01. Other Events.

On March 26, 2025, we issued a press release announcing the Equity Financing and the Initial Closing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Designations of Preferences and Rights of Series 2 Convertible Preferred Stock.
10.1	Securities Purchase Agreement, dated as of March 21, 2025, between Cloudastructure, Inc. and Streeterville Capital, LLC
10.2	Registration Rights Agreement, dated as of March 21, 2025, between Cloudastructure, Inc. and Streeterville Capital, LLC
10.3	Placement Agency Agreement, dated as of March 21, 2025, between Cloudastructure, Inc. and Maxim Group LLC
99.1	Press Release dated March 26, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2025

CLOUDASTRUCTURE, INC.

By:	/s/ James McCormick
James McCormick
Chairman of the Board and Chief Executive Officer

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